1 Defined as remaining performance obligation (RPO)
*Non-GAAP Financial Measure

GE Vernova reports strong third quarter 2026 financial performance, raises 2026 guidance, and increases share repurchase authorization
Third Quarter 2026 Highlights:
•Orders of $29B, +96% organically led by equipment at Power and continued services strength
•Backlog1 growth of $20B sequentially from equipment and services, reaching $197B in total
•Gas Power equipment backlog and slot reservation agreements grew from 116 to 122 GW; now anticipate reaching at least
130 GW by year-end 2026
•Revenue of $12.6B, +27%, +18% organically* led by Power and Electrification
•Net income of $1.3B; net income margin of 10.2%
•Adjusted EBITDA* of $1.9B; adjusted EBITDA margin* of 15.4%, up +690 basis points organically*
•Cash from operating activities of $6.1B; free cash flow* of $5.4B
•$16.8B cash balance; $5.7B in capital returned to shareholders in the first nine months of 2026
•In October, the Board of Directors increased the share repurchase authorization to $20B, from $10B
CAMBRIDGE, Mass., (October 28, 2026) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling the world to electrify to thrive and decarbonize, today reported financial results for the third quarter ending September 30, 2026.
“We delivered strong financial results in the third quarter as demand for electricity infrastructure increases around the world. We now expect our backlog to exceed $200 billion in the fourth quarter, with improved margins, and to exit 2026 with at least 130
GW of gas equipment under contract. Given our performance and confidence in our trajectory, we are raising our 2026 financial guidance,” said GE Vernova CEO Scott Strazik. “We continue to innovate and develop new solutions for utility and data center customers to meet growing demand, including electrification technologies that support integration and resiliency. Our opportunity to create value is accelerating and I’m proud of how our team is executing with discipline and focus.”
In the quarter, orders of $29.3 billion increased +96% organically, with robust equipment growth in Power and continued services strength. Revenue of $12.6 billion was up +27%, +18% organically*, led by equipment growth at Power and Electrification, along with higher services, partially offset by equipment at Wind. Margins expanded significantly from higher price, volume, and productivity. Free cash flow* of $5.4 billion increased $4.7 billion, primarily due to higher positive benefits from working capital and stronger adjusted EBITDA*, partially offset by higher taxes.
Power
•Orders of $21.8 billion increased +178% organically and revenues of $6.1 billion increased +25% on a U.S. GAAP basis and organically*, led by Gas Power equipment. Segment EBITDA margin grew +800 basis points, +830 basis points organically*.
•Signed 11 gigawatts (GW) of new gas equipment contracts, including 8 GW of slot reservation agreements and 3 GW of orders. Converted 13 GW of existing slot reservation agreements to orders and shipped 5 GW of equipment; resulting in backlog growth from 53 to 64 GW and a decrease in slot reservation agreements from 63 to 58 GW.
Electrification
•Orders of $5.4 billion decreased (9)% organically, given large synchronous condenser orders in the third quarter of last year, with continued strong demand for grid equipment and a book-to-bill ratio of approximately 1.4. Revenues of $3.9 billion increased +51%, +16% organically*, driven by Grid Systems Integration and Power Transmission. Segment EBITDA margin grew +400 basis points, +470 basis points organically*.
•Increased equipment backlog to $42.2 billion, up $15.7 billion, or 60% year-over-year, including $5 billion from Prolec GE.
Wind
•Orders of $2.1 billion increased 16% organically due to Onshore Wind, primarily in North America. Revenues of $2.7 billion increased 4%, 3% organically*, primarily driven by Onshore Wind services and Offshore Wind equipment, partially offset by
Onshore Wind equipment. Segment EBITDA margin grew +490 basis points, +420 basis points organically*.
•Resolved all outstanding litigation regarding the Vineyard Wind offshore wind project, providing reliable, affordable energy to more than 400,000 homes and businesses across Massachusetts.

Company Updates:
In the third quarter of 2026, GE Vernova:
•Experienced zero fatalities; safety remains a top priority.
•Repurchased approximately 1.7 million shares for $1.6 billion. GE Vernova repurchased approximately 1.4 million shares for
$1.3 billion from October 1 to October 23, 2026. Since the inception of its program in December 2024, the company repurchased 15.6 million shares for $9.9 billion at an average price of approximately $635 per share. In October 2026, the
Board of Directors approved a share repurchase authorization increase to $20 billion, from the prior authorization of $10 billion, with $10.1 billion remaining.
•Paid a $0.50 per share quarterly dividend; on September 30, 2026, declared a $0.50 per share quarterly dividend, payable on November 24, 2026 to stockholders of record as of October 27, 2026.
•Entered into agreements to transfer a portion of its retiree benefit obligations to an insurer, which will assume full legal and administrative responsibility, resulting in approximately $350 million paid in the quarter.
•Invested $0.6 billion in capital expenditures, including to increase production in Power and Electrification, as part of its commitment to invest $6 billion in capex from 2025 through 2028, including $1 billion from Prolec GE from 2026 to 2028.
•Funded $0.4 billion in research and development (R&D) spending, to advance breakthrough energy transition technologies, as part of its commitment to invest $5 billion in R&D from 2025 through 2028.
•In August 2026, Fitch upgraded GE Vernova’s investment grade credit rating to A- from BBB+ with a stable rating outlook.
In October, GE Vernova announced it has signed an agreement to acquire Trench Group, a global leader in high-voltage grid equipment, for $9.0 billion USD equivalent. The deal will create scale across GE Vernova’s Electrification product lines, expanding its capabilities to better serve customers, with close expected in late 2027, subject to customary regulatory approvals.
"We delivered another strong quarter with robust orders and revenue growth, margin expansion, and significant free cash flow generation. Our backlog continues to expand driven by equipment growth at Power and Electrification, at improved margins from favorable price and disciplined underwriting, and services growth at Power,” said GE Vernova CFO Ken Parks. “We ended the quarter with a cash balance of approximately $17 billion, up $4 billion sequentially, increasing our confidence in making high-
growth, accretive investments and returning cash to shareholders through our dividend and increased share repurchase program. Based on our strong financial performance, we are raising our guidance for 2026 revenue, adjusted EBITDA margin, and free cash flow.”
2026 Guidance
GE Vernova is raising its 2026 financial guidance and now expects revenue of $46.5-$47.5 billion, up from $45.5-$46.5 billion, adjusted EBITDA margin* of 13.5%-14.5%, up from 12%-14%, and free cash flow* of $16-$17 billion, up from $11.5-$12.5 billion.
Segment guidance is:
•Power: 19%-21% organic revenue* growth, up from 18%-20%, and 19%-21% segment EBITDA margin, up from 17%-19%.
•Electrification: Revenue of $14.5-$15.0 billion, including approximately $3.1 billion from Prolec GE, and 18%-20% segment
EBITDA margin, now trending toward the higher end of the range.
•Wind: Organic revenue* down mid-single digits, versus prior guidance of down low-double digits, and $400-$500 million of segment EBITDA losses, versus prior guidance of approximately $400 million of segment EBITDA losses.
Total Company Results

	Three months ended September 30			Nine months ended September 30
(Dollars in millions, except per share)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
GAAP Metrics
Total revenues	$12,642	$9,969	27%	$33,084	$27,112	22%
Net income (loss)	$1,289	$453	$836	$6,687	$1,209	$5,478
Net income (loss) margin	10.2%	4.5%	570 bps	20.2%	4.5%	1,570 bps
Diluted EPS	$4.81	$1.64	193%	$24.81	$4.41	463%
Cash from (used for) operating activities	$6,057	$980	$5,077	$16,737	$2,508	$14,229
Non-GAAP Metrics
Organic revenues	$11,676	$9,911	18%	$30,411	$26,976	13%
Adjusted EBITDA	$1,943	$811	$1,131	$4,089	$2,038	$2,050
Adjusted EBITDA margin	15.4%	8.1%	730 bps	12.4%	7.5%	490 bps
Adjusted organic EBITDA margin	14.7%	7.8%	690 bps	12.0%	7.0%	500 bps
Free cash flow	$5,409	$732	$4,677	$15,307	$1,902	$13,405
*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results. Effective January 1, 2026, GE Vernova realigned the reporting of certain of its business units within the Power, Electrification, and Wind segments. 2025 segment financial information can be accessed here.
Power

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$21,780	$7,832	178%	$48,516	$21,204	129%
Revenues	$6,067	$4,863	25%	$16,516	$14,097	17%
Cost of revenues(a)	$4,152	$3,663		$11,656	$10,481
Selling, general, and administrative expenses(a)	$497	$449		$1,415	$1,379
Research and development expenses(a)	$170	$144		$455	$386
Other segment (income)/expenses(b)	$(50)	$(45)		$(150)	$(104)
Segment EBITDA	$1,297	$651	$646	$3,139	$1,954	$1,186
Segment EBITDA margin	21.4%	13.4%	800 bps	19.0%	13.9%	510 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Third Quarter 2026 Performance:
Orders of $21.8 billion increased +178% organically, primarily from strength in Gas Power equipment, driven by higher volume and price, with 55 heavy-duty units, including 21 HA turbines, and 57 aeroderivative turbines. Services orders increased 12%
organically, driven by Gas Power and Nuclear Power. Revenues of $6.1 billion increased +25% on a U.S. GAAP basis and organically*, led by aeroderivative and heavy-duty deliveries and favorable price. Segment EBITDA was $1.3 billion and segment
EBITDA margin was 21.4%, up +800 basis points, +830 basis points organically*, primarily driven by favorable price and higher volume at Gas Power, partially offset by the impact of inflation.
Electrification

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$5,371	$5,069	6%	$18,831	$11,717	61%
Revenues	$3,862	$2,565	51%	$10,459	$6,566	59%
Cost of revenues(a)	$2,634	$1,812		$7,173	$4,589
Selling, general, and administrative expenses(a)	$375	$323		$1,070	$960
Research and development expenses(a)	$119	$110		$338	$292
Other segment (income)/expenses(b)	$(5)	$(67)		$(62)	$(181)
Segment EBITDA	$739	$387	$352	$1,939	$906	$1,033
Segment EBITDA margin	19.1%	15.1%	400 bps	18.5%	13.8%	470 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Third Quarter 2026 Performance:
Orders of $5.4 billion decreased (9)% organically, due to large synchronous condenser orders in the third quarter of last year, with continued strong demand for grid equipment particularly in North America. Revenues of $3.9 billion increased +51% on a
U.S. GAAP basis, inclusive of Prolec GE, +16% organically*, primarily due to increased volume in alternating current substation solutions and high voltage direct current solutions at Grid Systems Integration and in switchgear and transformers at Power
Transmission. Segment EBITDA was $0.7 billion and segment EBITDA margin was 19.1%, up +400 basis points, +470 basis points organically*, due to higher volume and productivity at Grid Systems Integration and higher volume, productivity, and favorable price at Power Transmission.
*Non-GAAP Financial Measure

Wind

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$2,140	$1,833	17%	$4,587	$4,535	1%
Revenues	$2,741	$2,647	4%	$6,200	$6,742	(8)%
Cost of revenues(a)	$2,505	$2,532		$6,277	$6,598
Selling, general, and administrative expenses(a)	$134	$118		$399	$393
Research and development expenses(a)	$37	$43		$106	$117
Other segment (income)/expenses(b)	$(7)	$16		$2	$8
Segment EBITDA	$72	$(61)	$134	$(585)	$(373)	$(212)
Segment EBITDA margin	2.6%	(2.3)%	490 bps	(9.4)%	(5.5)%	(390) bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Third Quarter 2026 Performance:
Orders of $2.1 billion increased 16% organically, driven by Onshore Wind equipment and services, especially for repowering in
North America. Revenues of $2.7 billion increased 4%, 3% organically*, due to higher services at Onshore Wind and higher revenue at Offshore Wind, partially offset by Onshore Wind equipment deliveries. Segment EBITDA was $0.1 billion and segment EBITDA margin was 2.6%, up +490 basis points, +420 basis points organically*, primarily due to lower project costs at
Offshore Wind as well as the impact of tariff recoveries and higher services at Onshore Wind, partially offset by lower equipment at Onshore Wind.
*Non-GAAP Financial Measure

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects.
We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable U.S. GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S.
dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions, and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the three months ended September 30	2026	2025	V%	2026	2025	V%	2026	2025	V bps
Power (GAAP)	$6,067	$4,863	25%	$1,297	$651	99%	21.4%	13.4%	800bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	6	5		27	33
Power organic (Non-GAAP)	$6,061	$4,858	25%	$1,271	$619	F	21.0%	12.7%	830bps

Electrification (GAAP)	$3,862	$2,565	51%	$739	$387	91%	19.1%	15.1%	400bps
Less: Acquisitions	945	1		212	(3)
Less: Business dispositions	—	43		—	60
Less: Foreign currency effect	3	3		7	(2)
Electrification organic (Non-GAAP)	$2,914	$2,518	16%	$521	$332	57%	17.9%	13.2%	470bps

Wind (GAAP)	$2,741	$2,647	4%	$72	$(61)	F	2.6%	(2.3)%	490 bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	12	6		(25)	(45)
Wind organic (Non-GAAP)	$2,729	$2,642	3%	$97	$(17)	F	3.6%	(0.6)%	420bps

(a) Includes intersegment sales of $41 million and $118 million for the three months ended September 30, 2026 and 2025, respectively.

	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the nine months ended September 30	2026	2025	V%	2026	2025	V%	2026	2025	V bps
Power (GAAP)	$16,516	$14,097	17%	$3,139	$1,954	61%	19.0%	13.9%	510bps
Less: Acquisitions	—	—		2	1
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	103	12		15	65
Power organic (Non-GAAP)	$16,414	$14,084	17%	$3,122	$1,888	65%	19.0%	13.4%	560bps

Electrification (GAAP)	$10,459	$6,566	59%	$1,939	$906	F	18.5%	13.8%	470bps
Less: Acquisitions	2,291	1		508	(3)
Less: Business dispositions	26	125		54	160
Less: Foreign currency effect	182	16		(4)	7
Electrification organic (Non-GAAP)	$7,960	$6,424	24%	$1,381	$742	86%	17.3%	11.6%	570bps

Wind (GAAP)	$6,200	$6,742	(8)%	$(585)	$(373)	(57)%	(9.4%)	(5.5%)	(390)bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	72	(18)		(102)	(83)
Wind organic (Non-GAAP)	$6,128	$6,760	(9)%	$(483)	$(290)	(67)%	(7.9%)	(4.3%)	(360)bps

(a) Includes intersegment sales of $116 million and $324 million for the nine months ended September 30, 2026 and 2025, respectively.
2026 GUIDANCE: POWER ORGANIC REVENUE*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measure of Power organic revenue* in the 2026 guidance without unreasonable effort due to the uncertainty of foreign exchange rates.
*Non-GAAP Financial Measure

	Three months ended September 30			Nine months ended September 30
ORGANIC REVENUES (NON-GAAP)	2026	2025	V%	2026	2025	V%
Total revenues (GAAP)	$12,642	$9,969	27%	$33,084	$27,112	22%
Less: Acquisitions	945	1		2,291	1
Less: Business dispositions	—	43		26	125
Less: Foreign currency effect	22	14		356	11
Organic revenues (Non-GAAP)	$11,676	$9,911	18%	$30,411	$26,976	13%

	Three months ended September 30			Nine months ended September 30
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2026	2025	V%	2026	2025	V%
Total equipment revenues (GAAP)	$8,340	$5,880	42%	$20,053	$14,971	34%
Less: Acquisitions	921	—		2,223	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	16	9		220	(4)
Equipment organic revenues (Non-GAAP)	$7,404	$5,871	26%	$17,609	$14,975	18%

Total services revenues (GAAP)	$4,302	$4,089	5%	$13,031	$12,141	7%
Less: Acquisitions	25	1		68	1
Less: Business dispositions	—	43		26	125
Less: Foreign currency effect	6	6		136	15
Services organic revenues (Non-GAAP)	$4,272	$4,039	6%	$12,801	$12,001	7%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with
Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions, and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However, Adjusted
EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.
2026 GUIDANCE: ADJUSTED EBITDA MARGIN*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measures for adjusted EBITDA margin* in the 2026 guidance without unreasonable effort due to the uncertainty of the costs and timing associated with potential restructuring actions and the impacts of depreciation and amortization.
*Non-GAAP Financial Measure

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	Three months ended September 30			Nine months ended September 30
	2026	2025	V%	2026	2025	V%
Net income (loss) (GAAP)	$1,289	$453	F	$6,687	$1,209	F
Add: Restructuring and other charges	6	83		109	192
Add: (Gains) losses on purchases and sales of business interests(a)	(36)	(113)		(4,481)	(131)
Add: Separation costs(b)	31	43		92	122
Add: Non-operating benefit income	(212)	(115)		(465)	(340)
Add: Depreciation and amortization(c)	439	212		1,199	617
Add: Interest and other financial (income) charges – net(d)(e)	(71)	(44)		(171)	(141)
Add: Provision (benefit) for income taxes(e)	496	292		1,119	510
Adjusted EBITDA (Non-GAAP)	$1,943	$811	F	$4,089	$2,038	F

Net income (loss) margin (GAAP)	10.2%	4.5%	570 bps	20.2%	4.5%	1,570 bps
Adjusted EBITDA margin (Non-GAAP)	15.4%	8.1%	730bps	12.4%	7.5%	490bps
(a) Includes a pre-tax gain of $3,992 million in the nine months ended September 30, 2026 related to the acquisition of the remaining 50% stake in Prolec GE from Xignux as a result of the remeasurement of our previously held equity interest to fair value and an expense of $106 million for the impact of a fair value adjustment to Prolec GE inventory that was recorded in Cost of equipment in the nine months ended
September 30, 2026. Includes a pre-tax gain of $366 million related to the sale of our Proficy business in our Electrification segment in the nine months ended September 30, 2026. Also includes unrealized and realized (gains) losses related to our interest in China XD Electric
Co., Ltd, which we sold the remainder of in 2026 and was recorded in Net interest and investment income (loss) which is part of Other income (expense) - net.
(b) Costs incurred in the separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs.
(c) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense) - net.
(d) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(e) Excludes interest (income) expense of zero and zero and provision (benefit) for income taxes of $(3) million and zero for the three months ended September 30, 2026 and 2025, respectively, as well as excludes interest (income) expense of zero and $(1) million and provision
(benefit) for income taxes of $3 million and $4 million for the nine months ended September 30, 2026 and 2025, respectively, related to our
Financial Services business which, because of the nature of its investments, is measured on an after-tax basis.

	Three months ended September 30			Nine months ended September 30
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2026	2025	V%	2026	2025	V%
Adjusted EBITDA (Non-GAAP)	$1,943	$811	F	$4,089	$2,038	F
Less: Acquisitions	210	(3)		509	(2)
Less: Business dispositions	—	60		54	160
Less: Foreign currency effect	12	(15)		(112)	(13)
Adjusted organic EBITDA (Non-GAAP)	$1,721	$770	F	$3,638	$1,894	92%

Adjusted EBITDA margin (Non-GAAP)	15.4%	8.1%	730bps	12.4%	7.5%	490bps
Adjusted organic EBITDA margin (Non-GAAP)	14.7%	7.8%	690bps	12.0%	7.0%	500bps
We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash subsequent to fulfilling our capital obligations; however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended September 30			Nine months ended September 30
FREE CASH FLOW (NON-GAAP)	2026	2025	V%	2026	2025	V%
Cash from (used for) operating activities (GAAP)	$6,057	$980	F	$16,737	$2,508	F
Add: Gross additions to property, plant and equipment and internal-use software	(647)	(247)		(1,430)	(606)
Free cash flow (Non-GAAP)	$5,409	$732	F	$15,307	$1,902	F
2026 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding GAAP financial measure for free cash flow* in the 2026 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

TRENCH GROUP ACQUISITION PRICE
The Trench Group acquisition price presented in this press release is expressed in U.S. dollar equivalents based on a EUR/USD exchange rate of 1.12. Actual U.S. dollar equivalent amounts may differ based on the prevailing EUR/USD exchange rate at the applicable times.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as
“believe”, “expect”, “guidance”, “outlook”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may,” and negatives or derivatives of these or similar expressions. These forward-looking statements may include, among others, statements about our future performance, anticipated growth, and expectations in our business; the energy transition; the demand for our products and services; our technologies and ability to innovate, anticipate, and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management; the estimated impact of tariffs; our product quality and costs; our cost management efforts; tax incentives; customer orders and commitments; project execution and timelines; our actual and planned investments, including in research and development, capital expenditures, joint ventures, and other collaborations with third parties; our ability to meet our sustainability goals and targets; levels of global infrastructure spending;
government policies; our expected cash generation and management; our lean operating model; our capital allocation framework, including organic and inorganic investments, share repurchases, and dividends; our restructuring programs;
disputes, litigation, arbitration, and governmental proceedings involving us; the sufficiency and expected uses of our cash, liquidity, and financing arrangements; our credit ratings; and our agreement to acquire Trench Group and the expected benefits and timing of closing.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Quality issues or safety failures among our products, solutions, or services;
•Significant supply chain or logistics disruptions, including cost or availability of materials or components;
•Disruptions or capacity constraints at our manufacturing or operating facilities;
•Our ability to manage our costs and achieve anticipated cost savings;
•Our ability to execute and estimate long-term service obligations;
•Our ability to successfully compete;
•Our ability to innovate and successfully commercialize new technologies and manage our product cycles;
•Achieving expected benefits from strategic transactions, joint ventures, and other third-party collaborations;
•Issues with grid connectivity or our customers’ ability to sell generated electricity;
•Our ability to manage customer and counterparty relationships and contracts;
•Our ability to maintain our investment grade credit ratings;
•Our access to capital or credit markets or other financing on acceptable terms;
•Decarbonization and energy-transition dynamics;
•Changes in energy, environmental, and tax laws and policies;
•Challenges of operating globally, including complex legal, regulatory, and compliance risks;
•Natural disasters, physical effects of climate change, pandemics, and other emergencies;
•Geopolitical events;
•Our ability to meet sustainability expectations, standards, and goals;
•International trade policies;
•Our ability to obtain, maintain, and comply with approvals, licenses, and permits;
•Our ability to comply with laws and regulations and related compliance costs;
•Impacts from claims, litigation, regulatory proceedings, and enforcement actions;
•Our ability to attract and retain highly qualified personnel and impacts from any labor disputes or actions;
•Our ability to secure, deploy, and protect our intellectual property rights and defend against third-party claims;
•Foreign currency impacts;
•Our ability to realize the benefits from our separation from, and our obligations to, General Electric Company;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•The price, availability, volatility, and trading volumes of our common stock;
•The amount and timing of our cash flows and earnings;
•The impact of cybersecurity or data security incidents; and
•Other changes in macroeconomic and market conditions and volatility.

Our agreement to acquire Trench Group and our expectations for the transaction and Trench Group business are based on judgments and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the performance and continued expansion of the Trench Group business; demand for GE Vernova's and Trench Group's products and services, the loss of, or reduced orders from, key customers; retention of key suppliers and employees; changes in tariffs, changes in currency exchange rates; difficulties in integrating Trench Group or realizing the expected benefits and synergies; the availability and terms of acquisition financing; transaction-related costs and litigation;
delays in closing the acquisition, which could increase its cost or result in the acquisition not being completed; regulatory approvals for the acquisition not being obtained, or obtained subject to conditions or undertakings that could limit the combined business or reduce the anticipated benefits of the transaction; the outcome of required consultations with employee representatives; other closing conditions not being satisfied; and termination of the acquisition agreement.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-
looking statements, and these and other factors are more fully discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, including in the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and “Forward-
Looking Statements” sections included therein, as may be updated from time to time in our Securities and Exchange
Commission filings and as posted on our website at www.gevernova.com/investors/fls. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and
Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results and its agreement to acquire Trench Group during its extended investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://
www.gevernova.com/investors. An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova Inc. (NYSE: GEV) is a purpose-built global energy company that includes Power, Electrification, and Wind segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with approximately 85,000 employees across approximately 100 countries around the world. Supported by the Company’s purpose,
The Energy to Change the World, GE Vernova technology helps deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@gevernova.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@gevernova.com
© 2026 GE Vernova and/or its affiliates. All rights reserved. GE and the GE Monogram are trademarks of General Electric Company used under trademark license.